UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2017

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Grants of Performance Units

On August 28, 2017, the Compensation Committee of the Board of Directors of Cree, Inc. (the “Company”) approved the grant of performance units to Charles M. Swoboda, the Company’s Chairman, Chief Executive Officer and President; Michael E. McDevitt, the Company’s Executive Vice President and Chief Financial Officer; Daniel J. Castillo, the Company’s Executive Vice President and President–Lighting; and David T. Emerson, the Company’s Executive Vice President–LEDs; under the Company’s previously filed 2013 Long-Term Incentive Compensation Plan (the “LTIP”). The performance units are designed to provide Messrs. Swoboda, McDevitt, Castillo and Emerson annual incentive compensation if the Company’s financial performance for fiscal 2018 achieves a pre-established non-GAAP operating income threshold. Messrs. Swoboda, McDevitt, Castillo and Emerson were granted performance units in lieu of participation in the annual award component of the Company’s Management Incentive Compensation Plan, as amended (the “MICP”); none of Messrs. Swoboda, McDevitt, Castillo or Emerson will be eligible for annual or quarterly awards under the MICP. Any payment under the performance units will be paid in cash. Utilizing an award under the LTIP permits the award to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Each executive is eligible to receive pursuant to his performance units an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 200%) derived by comparing the Company’s fiscal 2018 financial performance against pre-established revenue and non-GAAP operating income targets. In the event of a change in control during fiscal 2018, the percentage for each measure will be not less than 100%. The performance units awarded to Messrs. Swoboda, McDevitt, Castillo and Emerson for fiscal 2018 were granted pursuant to the terms of a Notice of Grant dated August 28, 2017 and a Master Performance Unit Award Agreement with each such executive (the Form of Master Performance Unit Award Agreement has been previously filed). Mr. Swoboda’s target award level is set at 140% of his base salary. The target award level for Messrs. McDevitt, Castillo and Emerson is set at 80% of each executive’s base salary.

Except as provided in the Company’s Severance Plan for Section 16 Officers, as amended (as previously filed), and except as provided with respect to death or long-term disability or a change in control, (i) each executive must be continuously employed by the Company in the positions referenced above for such executive through the last day of the performance period, (ii) the performance units will not be considered earned by the executive until the last day of the performance period, and (iii) if the executive terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units. If there is a change in control and the executive’s employment terminates on or prior to the end of fiscal 2018, the executive will not be entitled to payment under his performance units; however, he is entitled to payment of a similar amount under his Change in Control Agreement.

The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notices of Grant included as Exhibits 10.1 through 10.4 to this report and the previously filed Form of Master Performance Unit Award Agreement, each of which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
Exhibit 10.1	Notice of Grant to Charles M. Swoboda, dated August 28, 2017
Exhibit 10.2	Notice of Grant to Michael E. McDevitt, dated August 28, 2017
Exhibit 10.3	Notice of Grant to Daniel J. Castillo, dated August 28, 2017
Exhibit 10.4	Notice of Grant to David T. Emerson, dated August 28, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: September 1, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 10.1	Notice of Grant to Charles M. Swoboda, dated August 28, 2017
Exhibit 10.2	Notice of Grant to Michael E. McDevitt, dated August 28, 2017
Exhibit 10.3	Notice of Grant to Daniel J. Castillo, dated August 28, 2017
Exhibit 10.4	Notice of Grant to David T. Emerson, dated August 28, 2017